DEVELOPMENT AND LICENSE AGREEMENT

	This Agreement is made and entered into this 30th day of May, 1997, by and between XEROGRAPHIC LASER IMAGES CORPORATION, a Delaware corporation ("XLI"), with its principal place of business at 101 Billerica Avenue, 5 Billerica Park, North Billerica, Massachusetts 01863, and SIS MICROELECTRONICS, INC., a Colorado corporation ("SIS), with its principal place of business at 1831 Lefthand Circle, Suite E, Longmont, Colorado 80501.

Recitals:
--------

	A. XLI owns patents and certain other intellectual property rights relating to precision dot positioning using laser printer devices to produce high-quality text, line art graphics and photographic images; and

	B. SIS is in the business of designing and marketing integrated circuits; and

	C. SIS wishes to license XLI Superchip Technology, as defined below, for use with SIS technology embedded in integrated circuit products; and

	D. XLI wishes to have SIS design and fabricate or have fabricated Superchip ASICs, as defined below, for sale to XLI customers.

		  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions
		  -----------

	1.1 "XLI Superchip Technology" means the current XLI laser printing technology specified in Exhibit A1 (Features) attached hereto.

	1.2 "SIS Products" means SIS custom integrated circuits which incorporate XLI Superchip Technology and other non-XLI technology for scan, print, fax, copy or related printing applications.

	1.3 "Superchip ASIC" means a stand-alone integrated circuit designed by SIS for sale by XLI that incorporates the XLI Superchip Technology.

	1.4   "OEM" means Original Equipment Manufacturer.

	1.5 "VHDL" (Virtual Hardware Description Language) means the design description language that will be used to transfer XLI Superchip Technology from XLI to SIS.

	1.6   "ASIC" means Application Specific Integrated Circuit.

2. SIS Products
		  ------------

	2.1 Subject to the terms of this Agreement, XLI grants to SIS a non-exclusive, non-transferable, worldwide fully paid right to use XLI intellectual property rights, including patent, copyright and trade secret rights, and right to use, copy, modify, reconfigure, reproduce, and translate the XLI Superchip Technology for the purpose of embedding, integrating and incorporating the XLI Superchip Technology with other SIS technology (acquired technology or SIS's own proprietary technology) into SIS Products. SIS shall not design, fabricate and market SIS Products predominantly based on XLI Superchip Technology (other than pursuant to this Agreement). The XLI Superchip Technology does not include rights to any new features, upgrades, improvements, or other developments.

	2.2 SIS shall have the right to sell SIS Products to third party purchasers provided that : (i) SIS provides XLI with written notification of the name and address, product type and product identification or model designation for each third party purchaser;
(ii) any such third party purchasers shall be licensees of XLI; and
(iii) XLI provides written approval, which shall not be unreasonably withheld, for each third party purchaser. XLI shall negotiate in good faith with SIS customers that wish to license XLI Superchip Technology on the same or substantially similar terms and conditions as its then existing standard terms and conditions for XLI licensees. SIS shall not sub-license or otherwise transfer, convey or assign any of the rights to use the XLI Superchip Technology granted herein.

	2.3 XLI shall bear no responsibility for the design, development, sale, customer support, or distribution of SIS Products and shall have no financial obligation for any such products. XLI will provide reasonable technical support to SIS or SIS's customers for SIS Products on a time and expense basis. Any direct expenses incurred for equipment and materials, or travel expenses will be paid for by SIS and XLI consulting and engineering development time requested by SIS will be charged at XLI's then standard rates (currently $800 per day) plus materials and other direct expenses. Notwithstanding any provision to the contrary, XLI shall provide support to SIS, SIS's customers and XLI's licensees with respect to any XLI products, subject, with respect to XLI licensees, to the terms and conditions for support as provided to XLI licensees pursuant to each licensee's particular license agreement with XLI.

3. Superchip ASIC
		  --------------

	3.1 SIS shall design, develop and fabricate or arrange for fabrication, a Superchip ASIC, containing XLI Superchip Technology as specified in Exhibit A1. XLI will be responsible for all marketing and sales of Superchip ASICs. SIS shall sell Superchip ASICs only to XLI, pursuant to the terms of this Agreement.

	3.2 Except as provided in Sections 3.3 and 4.3, SIS shall provide all design services for the Superchip ASIC's in accordance with the schedule set forth in Exhibit A2. Except as provided in Sections 3.3 and 4.3, SIS shall bear all costs associated with the Superchip ASIC design. The final specifications for Superchip ASIC will be mutually agreed to and signed-off by XLI and SIS prior to the release to the foundry for prototype fabrication.

	3.3 XLI shall provide support to SIS for the design of the Superchip ASIC at XLI's expense.

	3.4 SIS will select the foundry for Superchip ASIC prototype and production. At XLI's request, SIS shall provide notification to XLI of the foundry and packaging sources. Except as provided in Sections 3.3 and 4.3, SIS shall provide all technical support to the foundry to ensure proper implementation of the XLI Superchip Technology at SIS's own expense. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX to SIS for the foundry costs for prototype samples of the Superchip ASICs. If these funds are not provided to SIS at the time of design release to the foundry as specified in Exhibit A2, then the remaining schedule in said exhibit shall be adjusted accordingly. The product identification markings on the Superchip ASIC will contain the XLI logo and any other marking(s) reasonably required by XLI, provided that said markings conform to the general practice of the integrated circuit industry and are provided to SIS prior to release to the foundry as specified in Exhibit A2.

	3.5 Each Superchip ASIC developed pursuant to this Agreement by SIS shall meet the final specifications signed off as provided in Section
3.2 in all material respects and shall be deemed accepted by XLI if not rejected within ninety (90) days after deliver of any prototype Superchip ASIC by SIS to XLI. Any rejection must be in writing and set forth in detail the reasons for rejection with specific reference to the final specifications signed off as provided in Section 3.2. Subject to
Section 11.1, SIS will bear the responsibility for all costs, including any additional foundry costs, associated in correcting any design deficiencies and providing Superchip ASIC prototypes that meet said specifications in all material respects. If the prototypes meet the signed-off specifications in all material respects but do not meet requirements in actual printer tests due to faults in the VHDL and/or modulator design information provided by XLI, SIS will use reasonable efforts to correct such design flaws but is not responsible for the foundry costs for new prototypes. XLI will construct a personal computer test board to drive various print engines that will be utilized as for determining the final approval of Superchip ASIC prototypes. XLI will also provide, at no cost to SIS, a duplicate test board and software to SIS for testing and debugging.

	3.6 SIS will own and/or have secured necessary third party licenses for the specific design database for the Superchip ASIC that is released to the foundry. Notwithstanding, SIS may, on terms acceptable to SIS (and as required by any third party licenses) license the design database for the Superchip ASIC or a portion thereof to XLI and/or its licensees to enable productions of XLI Superchip Technology.

	3.7 SIS will be the supplier of Superchip ASIC production requirements to XLI. All sales, marketing and customer support of Superchip ASICs will be provided by XLI. XLI will be responsible for processing all orders from the OEM customer base and will forward the orders to SIS with the appropriate lead time required by the foundry.
SIS will provide one thousand (1,000) Superchip ASIC samples for sales support, OEM evaluations, and OEM prototypes. SIS will act as production coordinator for Superchip ASIC orders and will be responsible for all communication with the foundry and the fulfillment of OEM production orders. SIS will arrange for shipment of Superchip ASICs to XLI at the address provided above.

	3.8 SIS shall remain responsible for all production support issues, including, but not limited to: financing orders, inventory issues, yield monitoring, test problems and customer returns, and will be responsible for supporting technical production issues directly related to Superchip ASICs raised by XLI and/or its customers.

		  3.9 The price of each Superchip ASIC to XXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. Subject to the provisions of Section 8.1 and at XLI's reasonable request, SIS will provide to XLI the actual foundry cost of Superchip ASIC for purposes of any special XLI customer order as detailed below. Any special XLI customer order requirements, including, but not limited to, high volume requirements, limited functionality and key customer accounts, shall be subject to terms and conditions mutually agreed to and signed off by SIS and XLI.

4. Design Transfer
		  ---------------

	4.1 XLI shall provide the XLI Superchip Technology to SIS in accordance with the schedule included on attached Exhibit A2. Said XLI Superchip Technology shall incorporate the functional design modules set forth in Exhibit A1.

	4.2 The XLI Superchip Technology will be provided by XLI using the VHDL format, schematics, and other information mutually agreed upon as necessary for SIS to design, and manufacture or have manufactured the SIS Products and Superchip ASICs.

	4.3 XLI shall, for the term of this Agreement, provide to SIS and to SIS's customers necessary bug-fix maintenance and reasonable support for the XLI Superchip Technology covered by this Agreement, Maintenance and support shall include phone, fax and e-mail support, all material error and bug corrections, technical information and documentation, subject, with respect to SIS customers, to the terms and conditions for support as provided to SIS customers pursuant to such customers' particular license agreement with XLI. This maintenance and support obligation does not entitle SIS to a right to use any new technology other than the XLI Superchip Technology defined in this Agreement.

5. Discoveries and Inventions
		  --------------------------

	5.1 SIS shall have no rights to the intellectual property of XLI or to any improvements, modifications or changes made during the design process to XLI Technology. All discoveries, developments, improvements, and inventions made or conceived in the performance of the design and development of the XLI Superchip Technology, including, but not limited to, VHDL pursuant to this Agreement, shall be the sole and exclusive property of XLI and XLI shall retain any and all rights to file any patent application thereon. Notwithstanding any provision of this Agreement to the contrary, SIS shall own all rights, including, but not limited to, patent, copyright, trade secret, confidential information, trademarks, design and engineering work, technical information and know-how, with respect to all SIS technology previously developed by SIS and SIS designed implementations or implementation technology developed pursuant to this Agreement.

	5.2 This Agreement does not grant to XLI by implication, estoppel, or otherwise, a license to any patents, know how, or any other intellectual property now or hereafter owned or developed by SIS except as specifically provided in Section 5.1.

	5.3 XLI acknowledges that SIS has been engaged in the research, design and development of various integrated circuit and hardware technologies related to software technology and that it is the intent of SIS to continue these activities independently of, but concurrently with, the development being undertaken by SIS pursuant to this Agreement. Nothing in this Agreement shall impair SIS's right at all times to design, develop, manufacture, market, use, or distribute, without obligation to XLI, similar ideas, programs, directly or indirectly related to integrated circuits or hardware related technologies related to software technology which have been previously developed by SIS or which have been independently developed or submitted by third parties to SIS subsequent to the date of this Agreement. During the term of this Agreement, SIS shall not procure, market and distribute products which are competitive with Superchip ASICs developed pursuant to this Agreement. Notwithstanding the preceding sentence, SIS may provide engineering services to third parties that directly or indirectly compete with XLI for products which may, directly or indirectly, be competitive with XLI's products.

6. Other Products
		  --------------

	6.1 In the event XLI desires to develop variations of the Superchip Technology into a family of ASIC products, the terms and conditions relating to any design, manufacture and/or sale of such products shall be subject to the mutual agreement of SIS and XLI.

7. Payment Terms
	-------------

	7.1 Except as otherwise specified in this Agreement, XLI will pay SIS for all Superchip ASICs within forty-five (45) days from the receipt of product at XLI.

	7.2 The payments to SIS hereunder shall be effected in U.S. dollars and shall be paid by check issued on a U.S. bank and mailed to the address set forth in this Agreement or other address as furnished in writing by SIS.

8. Confidentiality
		  ---------------

	8.1 XLI and SIS agree that any information, technical data or know how, which is furnished to the other in written or tangible form by either party under or in connection with this Agreement and marked as "Proprietary Information" or "Confidential", will be maintained by the receiving party in confidence during the term of this Agreement and for a period of five (5) years thereafter and will not be used by the receiving party except to fulfill the purposes of this Agreement. Oral disclosure will be covered by this Agreement only if such disclosures are reduced to writing within fifteen (15) business days of disclosure and marked as provided above. Neither party shall be under any obligation to maintain in confidence any portion of the Proprietary Information received which is: (i) already in the possession of the receiving party or its subsidiaries from other sources; (ii) independently developed by the receiving party or its subsidiaries; (iii) publicly disclosed by the disclosing party; (iv) received by the receiving party or its subsidiaries from a third party with the right to disclose; or (v) approved for release by written agreement with the disclosing party, or (vi) required to be disclosed by law.

9. Indemnification
		  ---------------

	9.1 XLI shall indemnify, defend and hold SIS harmless from any claims, demands, liabilities, losses, damages, judgments or settlements ("Action"), including all reasonable costs and expenses related thereto, including attorneys' fees, directly or indirectly resulting from any claimed infringement or violation of any copyright, patent, trademark or other intellectual property right with respect to XLI's technology or property. Following notice of a claim or threat of actual suit provided by SIS to XLI, XLI shall: (a) procure for SIS the right to continue to use and distribute the particular product or technology at no additional expense to SIS; or (b) provide SIS with a non-infringing version of the particular product or technology; or (c) notify SIS that the particular product or technology is being withdrawn from the market and terminate all obligations only with respect to that particular product or technology.

	9.2 SIS shall indemnify, defend and hold XLI harmless from any claims, demands, liabilities, losses, damages, judgments or settlements ("Action"), including all reasonable costs and expenses related thereto, including attorneys' fees , directly or indirectly resulting from any claimed infringement or violation of any copyright, patent or other intellectual property right with respect to SIS property incorporated into Superchip ASICs, except to the extent such Action relates to XLI specifications and provided that all Superchip ASICs are used in accordance with the purposes of this Agreement and any documentation provided by SIS, and XLI has adhered to its obligations under this Agreement. Following notice of a claim or threat of actual suit provided by XLI, SIS shall: (a) procure for XLI the right to continue to use and distribute the particular Superchip ASICs at no additional expense to XLI; or (b) provide XLI with a non-infringing version of the particular Superchip ASIC; or (c) notify XLI that the particular Superchip ASIC is being withdrawn from the market and terminate all obligations only with respect to that particular Superchip ASIC.

9.3 Indemnification Conditions. Notwithstanding paragraph 9.1 of this Agreement, XLI is under no obligation to indemnify and hold SIS harmless unless: (a) XLI shall have been promptly notified of the suit of claim by SIS and furnished, which shall include a copy of each communication, notice or other action relating to the claim giving rise to indemnification; (b) XLI shall have the right to assume sole authority to conduct the trial or settlement of such claim or any negotiations related thereto at XLI's own expense; and (c) SIS shall provide reasonable information and assistance requested by XLI in connection with such claim or suit.

10.   Warranties
		  ----------

	10.1 XLI warrants that: (1) it has the legally enforceable right to grant SIS the rights as set forth in this Agreement; (2) the XLI Superchip Technology and VHDL, does not incorporate or infringe upon any intellectual property not owned or licensed by XLI; (3) XLI has no knowledge and has not been notified by any third party that any XLI technology or technology used by XLI infringes upon any intellectual property rights or other proprietary rights of a third party; (4) the XLI Superchip Technology and VHDL shall conform in all material respects to the specifications contained in Exhibit A of this Agreement.

	10.2 SIS warrants that the Superchip ASIC shall conform in all material respects to the specifications contained in Exhibit A1 attached hereto for a period of one (1) year from delivery to XLI; provided that Superchip ASICs are used in accordance with their intended purposes, in approved environments and as provided in any documentation provided by SIS or XLI.

11.   Disclaimer of Warranties and Limitation of Remedies
		  ---------------------------------------------------

	11.1 EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY
AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO DEFECTS IN ANY OF ITS PRODUCTS OR OTHER DOCUMENTATION, OPERATION OR USE OF ANY OF ITS PRODUCTS AND ANY PARTICULAR APPLICATION OR USE OF ANY OF ITS PRODUCTS. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OR PROFIT OR ANY OTHER COMMERCIAL DAMAGE, INCLUDING, BUT NOT LIMITED TO, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES. BECAUSE SIS'S DESIGN WORK CONSTITUTES A NEW, UNIQUE DESIGN OR APPLICATION, SIS LIABILITY UNDER THIS AGREEMENT IS EXPRESSLY LIMITED TO PROVIDING ADDITIONAL ENGINEERING WITH RESPECT TO ITS DESIGN WORK TO MAKE A GOOD FAITH EFFORT TO SUBSTANTIALLY MEET THE TECHNICAL SPECIFICATIONS REQUIRED BY THIS AGREEMENT, WHICH IN NO EVENT SHALL EXCEED THE AMOUNTS PAID BY XLI TO SIS PURSUANT TO THIS AGREEMENT.

12.   Term and Termination
		  --------------------

	12.1 With respect to the Superchip ASIC, the term of this Agreement shall be for the period ending upon the earlier of XXXXXXX years from the date of first production shipment of a Superchip ASIC or XXXXXXXXXXXXXXXXXXXXXXXXXXXXX Superchip ASIC, whichever occurs first. With respect to SIS Products, this Agreement shall only terminate as provided in Sections 12.2, 12.3 and 12.4, below. Upon any termination of this Agreement with respect to the Superchip ASIC as provided by
Section 12.1, the obligations of XLI and SIS with respect to the Superchip ASIC shall cease, subject to the provisions of Sections 12.4 and 12.5, below. Notwithstanding any provision to the contrary, upon any such termination with respect to the Superchip ASIC, SIS and XLI may agree to: (i) continue this Agreement subject to negotiation of a mutually agreeable pricing structure with respect to Superchip ASICs; or (ii) SIS's transfer of design technology for the Superchip ASIC development or implemented by SIS pursuant to this Agreement to XLI on terms and conditions acceptable to SIS in its sole and absolute discretion, including, but not limited to, SIS's transfer fee and any transfer or license fees due to third parties with respect thereto.

	12.2 This Agreement may be terminated by either party in the event the other party breaches a material term of this Agreement and fails to cure such breach to the reasonable satisfaction of the complaining party within thirty (30) days after written notice thereof from the non-breaching party, or if such breach cannot reasonably be cured within said thirty (30) days, the breaching party fails to commence to cure such breach within thirty (30) days after written notice and fails to complete such cure within sixty (60) days of the date of such notice. Any termination shall be effective upon thirty
(30) days written notice to the breaching party after the expiration of all cure periods as provided above.

	12.3 Notwithstanding any other termination provision to the contrary, in the event: (i) of a final adjudication of bankruptcy or insolvency of either party, (ii) either party is put or decides to go into dissolution or liquidation (other than in connection with a merger, consolidation or amalgamation), or (iii) any cessation of business which continues for more than thirty (30) consecutive days by either party, the other shall have the right to immediately terminate this Agreement by written notice to such party. Notwithstanding the foregoing:
(i) the right to use XLI Superchip Technology granted to SIS by this Agreement shall survive the bankruptcy, insolvency, dissolution, liquidation or cessation of business of XLI as provided above and SIS shall continue to have the right to use XLI Superchip Technology as permitted in this Agreement, and (ii) upon the bankruptcy, insolvency, dissolution, liquidation or cessation of business by SIS as provided above, SIS shall provide XLI with SIS technology necessary to manufacture the Superchip ASIC and provide information to XLI regarding third party licenses necessary to manufacture the Superchip ASIC to allow XLI to attempt to negotiate the transfer of such license.

	12.4 If termination is due to a SIS breach of its obligations under this Agreement, the rights granted to SIS herein shall be terminated and SIS shall have no further right to continue to use the XLI Superchip Technology. If this Agreement is terminated, partially or completely, due to XLI's breach of its obligations hereunder, the rights granted to SIS shall survive termination and SIS shall maintain the right to use XLI Superchip Technology as permitted by this Agreement.

	12.5 Except as provided in Section 12.3, any partial or complete termination or expiration of this Agreement shall be subject to the following terms and conditions:

		  (a)     For any partial termination with respect to the Superchip
		  ASIC, SIS shall not solicit or accept any additional orders from
		  XLI for Superchip ASICs after the effective date of such partial
		  termination or expiration.  SIS shall have the right, but not the
		  obligation, to process and fulfill any orders pending or received
		  prior to or as of the effective partial termination or expiration
		  date.

		 (b) For any partial expiration or termination with respect to the Superchip ASIC, the license granted to SIS pursuant to
		 Section 2, above, shall terminate on the date of the last shipment of Superchip ASICs as provided in Section 12.5 (a), above.

		 (c) With respect to any termination or expiration of this Agreement in its entirety, SIS shall not solicit or accept additional orders for Superchip ASICs or SIS Products after the effective date of such termination or expiration, except as specifically provided above. SIS shall have the right, but not the obligation, to process and fulfill any orders pending or received prior to or as of the effective termination or expiration date.

		 (d) With respect to any termination or expiration of this Agreement in its entirety, the license granted to SIS pursuant to Section 2, above, shall terminate on the date of the last shipment of Superchip ASICs or SIS Products as provided in
		 Section 12.5 (c), above, except as otherwise provided above.

13.   Notices
		  -------

	13.1 Written notices hereunder are deemed to be given when received if telexed or faxed only upon confirmation of such telex or fax by recipient and within five (5) days of mailing if mailed by air courier, postage prepaid, return receipt, to the address of the other party as set forth herein, or such other address as shall be furnished in writing by either party.

14.   Non-assignability
		  -----------------

	14.1 This Agreement is not assignable by either party without the prior written consent of the other party. Any attempt to assign this Agreement without the prior written consent of the other party shall be void.

15.   No Joint Venture
		  ----------------

	15.1 This Agreement creates no agency, partnership, employment, joint relationship or joint venture between the parties or mutual responsibility on behalf of one party for the debts or liabilities of the other. The parties agree that each is acting as an independent contractor and that any employees of SIS are in no way employees of XLI. Neither party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

16.   Other Agreements
		  ----------------

	16.1 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, if any, relating thereto, written or oral, between the parties. Amendments to this Agreement must be in writing and signed by the duly authorized officers of the parties.

17.   Force Majeure
		  -------------

	17.1 Neither party shall be liable for delay in performance or failure to perform in whole or in part the terms of this Agreement due to strike, labor dispute, act of war, riot or civil commotion, act of public enemy, fire, flood or other cause beyond the control of such party.

18.   Arbitration
		  -----------

	18.1 All disputes that may arise in connection with this Agreement that cannot be settled by the parties themselves shall be submitted to binding arbitration to a single arbitrator having knowledge and experience with the microprocessor industry selected by the parties in Boston, Massachusetts in accordance with the commercial rules and regulations of the American arbitration Association. In the event the parties cannot agree on a single arbitrator as provided above, each party shall select one arbitrator having knowledge and experience with the microprocessor industry and the arbitrators so chosen shall select a third arbitrator having knowledge and experience with the microprocessor industry in accordance with the rules and regulations of the American Arbitration Association. The panel shall be required to provide a written decision with full explanation of its findings.
All costs of arbitration shall be divided equally between the parties, and the parties agree to be bound by the decision of such arbitration panel. Notwithstanding the foregoing, this section does not apply to the breach of provisions pertaining to confidentiality and/or proprietary rights, and either party may petition a court of law for injunctive relief and such other rights and remedies as it may have at law or equity with respect to such breaches.

19.   Governing Law
		  -------------

	19.1 The construction, validity and the performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

20.   Export Compliance
		  -----------------

	20.1 XLI shall be exclusively responsible for the procurement and renewing of all export and import licenses required under United States or any foreign law for the export or import of its products and any products that directly or indirectly incorporate SIS technology and shall pay all costs and other expenses in connection with such procurement and renewal. In addition, XLI agrees to comply with any applicable export or import laws of the United States or any foreign country with respect to the import or export of its products and any products containing SIS technology from the United States.

21.   Trademark Usage
		  ---------------

	21.1 Each party grants the other party a limited license to reproduce trademarks and trade names of the other party for the sole purpose of allowing each party to maximize the mutual benefits of this Agreement. Any and all trademarks and trade names associated with any products related to XLI technology and SIS technology or shall remain the exclusive property of the owner of such marks or trade names. Whenever one party utilizes any trademark or trade name of the other party in any form on printed material, the other party shall provide a footnote reading "[insert name of mark being used] is a trademark of [insert name of appropriate party]". In order to provide quality control protection, any party using the trademark or tradename of the other party shall submit to the other party a representative sample of all promotional and advertising material that utilizes the other party's mark on a quarterly basis for review by the other party. After review of such submission(s), the party that owns the trademarks and tradenames may reasonably request the other party to improve or otherwise modify the materials and/or products associated with such trademarks and tradenames and the other party agrees to implement such modifications for improvements within a reasonable time.

22.   Severability
		  ------------

	22.1 If any provision hereof is determined by a court of competent jurisdiction or arbitration to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision hereof.

23.   Waiver
		  ------

	23.1 Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, is signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

	IN WITNESS WHEROF, the duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

SIS MICROELECTRONICS, INC.                      XEROGRAPHIC LASER IMAGES
						CORPORATION


By:     /s/ William Burkard                     By:  /s/ Anthony D. D'Amelio
		 ----------------------------                  ------------------------
Title:            CEO                           Title:        CEO
		 ----------------------------                  ------------------------









				 EXHIBIT A:  Product Features & Schedule

A1:  Features
--------------
Current Superchip ASIC VHDL Core Modules for printer, copier, fax, and multi-function applications in color and monochrome laser print engines with the following feature sets:
	200x100, 200, 300, and 600 DPI Edge Enhancement
		  XXXXXXXXXXXXXXXXXXXXX
	Multi-bit Grayscale Date Mode @ 300 or 600 DPI
	1 bit Photo Enhancement Mode
	Toner Saver Mode
	Parallel and Serial Data Interfaces
	Digital Modulator for Sub-pixel Modulation
		  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
	512 x 8 Internal LUT (look-up-table)
	Design Target Maximum Video Rate:  50 MHz
	Minimum Video Rate:  3 MHz
		  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXX
		  XXXXXXXXXXXXXXXXXXXXXXXXXXX

A2:  Schedule
--------------
		  Transfer of VHDL design to SIS             XXXXXXXXXXXXX
		  Sign-off by XLI and SIS                    XXXXXXXXXXXXX
		  Release to Foundry                         XXXXXXXXXXXXX
		  Prototype Chips (un-tested)                XXXXXXXXXXXXX
		  Production Quantities                      XXXXXXXXXXXXX